Exhibit 10.5

US FEDERAL PROPERTIES TRUST, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of ________ __, 2010, between US FEDERAL PROPERTIES TRUST, INC., a Maryland corporation (the “Company”), and _____________________ (the “Participant”), is made pursuant to the US Federal Properties Trust, Inc. 2010 Long Term Incentive Plan (the “Plan”). Each capitalized word used in this Agreement without definition shall have the same meaning set forth in the Plan and the terms and conditions of the Plan shall constitute an integral and enforceable part of this Agreement.

WHEREAS, the Participant is employed by the Company pursuant to an Employment Agreement between Participant and the Company dated _________ __, 2010 (the “Employment Agreement”); and

WHEREAS, the Employment Agreement provides for the grant of restricted stock units under the Plan to the Participant.

NOW THEREFORE, in consideration of the foregoing and the Participant’s acceptance of the terms and conditions hereof, the parties hereto have agreed, and do hereby agree, as follows:

1. Award. Pursuant to the Plan and in satisfaction of the Company’s obligation under Section 4(c)(i) of the Employment Agreement, effective as of the closing date of the initial public offering of the Company Stock (the “Date of Grant”), the Company hereby grants to the Participant, subject to the terms and conditions of the Plan and further subject to the terms and conditions of this Agreement, an Other Equity-Based Award in the form of ______ restricted stock units, with each such unit representing the right of the Participant to receive a share of Company Stock, subject to the terms and conditions of the Plan and this Agreement (the “Restricted Stock Units”).

2. Vesting. No Company Stock shall be issued, no payment shall be made under this Agreement and the Participant’s interest in the Restricted Stock Units shall be forfeited except to the extent that the requirements of this Section 2 are satisfied.

(a) Vesting On Continued Employment. The Participant’s interest in ___ Restricted Stock Units shall become vested and nonforfeitable (“Vested”) on the first anniversary of the Date of Grant if the Participant remains in the continuous employ of the Company or a Subsidiary from the Date of Grant until the first anniversary of the Date of Grant. The Participant’s interest in an additional ____ Restricted Stock Units shall become Vested on the second anniversary of the Date of Grant if the Participant remains in the continuous employ of the Company or a Subsidiary from the Date of Grant until the second anniversary of the Date of Grant. The Participant’s interest in the remaining _____ Restricted Stock Units shall become Vested on the third anniversary of the Date of Grant if the Participant remains in the continuous employ of the Company or a Subsidiary from the Date of Grant until the third anniversary of the Date of Grant.

(b) Vesting On Participant’s Death. The Participant’s interest in all of the Restricted Stock Units, if not sooner Vested, shall be Vested on the date of the Participant’s death if the Participant remains in the continuous employ of the Company or a Subsidiary from the Date of Grant until the date of the Participant’s death.

(c) Vesting on Participant’s Disability. The Participant’s interest in all of the Restricted Stock Units, if not sooner Vested, shall be Vested on the date that the Participant’s employment with the Company and its Subsidiaries terminates on account of the Participant’s Disability if the Participant remains in the continuous employ of the Company or a Subsidiary from the Date of Grant until the date such employment ends on account of Disability. For purposes of this Agreement, the term “Disability” has the same meaning set forth in the Employment Agreement.

(d) Vesting on Certain Terminations. The Participant’s interest in all of the Restricted Stock Units, if not sooner Vested, shall be Vested on the Release Effective Date (as defined below) if the Participant (i) remains in the continuous employ of the Company or a Subsidiary from the Date of Grant until the date that such employment ends on account of a termination by the Company without Cause or by the Participant’s resignation for Good Reason, (ii) the Participant signs the release attached as Exhibit B to the Employment Agreement (the “Release”) and (iii) the Release becomes effective and irrevocable no later than the forty-fifth (45th) day after such termination. For purposes of this Agreement, the term “Release Effective Date” means the date that the Release becomes effective and irrevocable and the terms “Cause” and “Good Reason” have the same meanings set forth in the Employment Agreement.

(e) Vesting Upon Change in Control. The Participant’s interest in all of the Restricted Stock Units, if not sooner Vested, shall be Vested on the date of a Change in Control if the Participant remains in the continuous employ of the Company or a Subsidiary from the Date of Grant until the date of a Change in Control.

Except as provided in the following sentence, any Restricted Stock Units that are not Vested on or before the date the Participant’s employment with the Company and its Subsidiaries ends shall be forfeited on the date such employment ends. Notwithstanding the preceding sentence, if the Participant’s employment with the Company and its Subsidiaries ends as described in Section 2(d), any Restricted Stock Units that are not Vested on or before the date such employment ends shall be forfeited on the forty-sixth (46th) day after such employment ends unless the Release becomes effective and irrevocable on or before the forty-fifth (45th) day after such employment ends (and if the Release becomes effective and irrevocable on or before the forty-fifth (45th) day after such employment ends, any Restricted Stock Units not previously Vested shall become Vested in accordance with Section 2(d)).

3. Settlement. Vested Restricted Stock Units shall be settled within ten (10) days after the date on which they become Vested. Each Vested Restricted Stock Unit shall be settled by the issuance of one share of Company Stock free and clear of any restrictions. To the extent that this Agreement and the Plan provide for the issuance of Company Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange

4. Dividend Equivalents. The Participant shall be entitled to receive a cash payment (the “Dividend Equivalent”) on account of any cash dividend or property distribution (other than dividends or distributions of securities of the Company which shall be governed by Section 15 of the Plan), for which the record date is after the Date of Grant and on or before the earlier of the date the Restricted Stock Unit is settled under Section 3 or forfeited under Section 2. The amount of the Dividend Equivalent shall equal the product of (a) the amount of the cash dividend or the value of such property that is distributed multiplied by (b) the number of Restricted Stock Units outstanding on the applicable record date. The Dividend Equivalent shall be paid within ten (10) days after the date on which a dividend is paid or such property is distributed with respect to the Company Stock.

5. Stockholder Rights. The Participant shall have no rights as stockholder of the Company with respect to the Restricted Stock Units until, and then only to the extent that, shares of Company Stock are issued in settlement of Vested Restricted Stock Units.

6. No Right to Continued Employment, Participation in Benefits or Limit Amendments to the Plan. Nothing herein contained shall confer on the Participant any right to continue in the employment of the Company or interfere in any way with the right of the Company to terminate the Participant’s employment at any time, for each reason; affect the Participant’s right to participate in and receive benefits under and in accordance with the provisions of any pension, profit-sharing, insurance, or other employee benefit plan or program of the Company or a Subsidiary; or limit or otherwise affect the right of the Board (subject to any required approval by the stockholders) at any time or from time to time to alter, amend, suspend or discontinue the Plan and the rules for its administration; provided, however, that no termination or amendment of the Plan may, without the consent of the Participant, adversely affect the Participant’s rights under the Restricted Stock Units.

7. Conditions on Delivery of Company Stock. This Agreement and each and every obligation of the Company relating to the Restricted Stock Units are subject to the requirement that if at any time the Company shall determine, upon advice of counsel, that the listing, registration or qualification of the shares covered hereby upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting hereof or the delivery of shares hereunder, then the delivery of shares hereunder to the Participant may be postponed until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

8. Taxes. Any payment required under this Agreement shall be subject to all requirements of the law with regard to income and employment withholding taxes, filings, and making of reports, and the Company and the Participant shall use their best efforts to satisfy promptly all such requirements, as applicable. Tax withholding requirements may be satisfied by deduction from cash otherwise payable under Section 4, by share withholding as provided for by the Plan or in such other manner as may be acceptable to the Committee.

9. Non-Transferability of Award. The Participant shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of any Restricted Stock Units awarded under this Agreement.

10. Notice. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Company’s Treasurer at its principal office and to the Participant at his address as shown on the Company’s payroll records, or to such other address as the Participant by notice to the Company may designate in writing from time to time.

11. Payments under the Plan. With respect to this Agreement, (i) the Restricted Stock Units are bookkeeping entries, (ii) the obligations of the Company under this Agreement are unsecured and constitute a commitment by the Company to make benefit payments in the future, (iii) to the extent that any person acquires a right to receive payments from the Company under this Agreement, such right shall be no greater than the right of any general unsecured creditor of the Company, (iv) all payments under this Agreement shall be paid from the general funds of the Company and (v) no special or separate fund shall be established or other segregation of assets made to assure such payments (except that the Company may in its discretion establish a bookkeeping reserve to meet its obligations under this Agreement. The award of the Restricted Stock Units is intended to be an arrangement that is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

12. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern and the Participant agrees that the Restricted Stock Unit Award is subject to the terms and conditions of the Plan as in effect on the Date of Grant.

13. Governing Law. This Agreement shall be governed by the laws of the State of Maryland.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer, and the Participant has affixed his signature hereto this ____ day of ___________________, 2010.

US FEDERAL PROPERTIES TRUST, INC.

By:

Name:

Its:

ACCEPTED:

Name:

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